EXHIBIT 99.1

Amtech Announces Significant Accelerated Follow-on Order for Bi-facial N-type Technology Turnkey Line; Includes High Throughput PECVD & Diffusion Systems
TEMPE, Ariz., April 25, 2017 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a global supplier of production equipment and related supplies for the solar, semiconductor, and LED markets, today announced its solar subsidiary, Tempress Systems, received a follow-on order for the second phase of a multi‑phase 1GW project, in addition to the order for the first phase announced in January 2017. This turnkey order for the second phase is similar in size and includes Tempress’ high-throughput PECVD and diffusion platforms, which have been sold to other top tier customers in China, Malaysia, and Taiwan. The first and second phases of this China project are designed to manufacture high efficiency n-type bi-facial solar cells and modules at an attractive cost per watt. This repeat order is expected to ship within the next twelve months. Amtech’s backlog as of April 25, 2017 is approximately $125 million compared to the December 31, 2016 backlog of $52 million.
Fokko Pentinga, CEO and President of Amtech, commented, "Over the years, we have made advances in n-type technologies in collaboration with leading research institutes, including the Energy Research Centre of the Netherlands (ECN). With recent declines in the cost of n-type wafers and the market demand for higher efficiency and lower cost per watt, we are seeing increased adoption of n-type bi-facial technologies for production of c-Si cells. Recently, at one of the largest solar tradeshows, SNEC in Shanghai, there was much excitement and a trend towards adoption of bi-facial cells, which requires two PECVD steps. We believe that Amtech has the right mix of n-type cell technologies and high-throughput tools to capitalize on the growing market demand for higher efficiency cells, and that n-type bi-facial cell technologies have the best roadmap to higher efficiency."
About Amtech Systems, Inc.
Amtech Systems, Inc. is a global supplier of advanced thermal processing equipment to the solar, semiconductor / electronics, and LED manufacturing markets. Amtech's equipment includes diffusion, ALD and PECVD systems and solder reflow systems. Amtech also supplies wafer handling automation and polishing equipment and related consumable products. The Company's wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of solar cells, LEDs, semiconductors, MEMS, printed circuit boards, semiconductor packaging, and the polishing of newly sliced sapphire and silicon wafers. Amtech's products are recognized under the leading brand names Tempress SystemsTM, Bruce TechnologiesTM, PR HoffmanTM, R2D AutomationTM, SoLayTec, and BTU International.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology and are intended to identify such forward-looking statements.  Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, and plans and objectives of Amtech and its management for future operations.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2016, listed various important factors that could affect the company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf.  These factors can be found under the heading "Risk Factors" in the Form 10-Ks and investors should refer to them.  Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties.  Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Robert T. Hass Chief Financial Officer (480) 967-5146 irelations@Amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com